Exhibit 21

The Chefs’ Warehouse, Inc.

Subsidiaries of the Registrant

Entity Name	State of Organization
Dairyland USA Corporation	New York
Dairyland HP LLC (1)	Delaware
Bel Canto Foods, LLC (1)	New York
Chefs’ Warehouse Parent, LLC	Delaware
The Chefs’ Warehouse Mid-Atlantic, LLC (2)	Delaware
The Chefs’ Warehouse West Coast, LLC (2)	Delaware
The Chefs’ Warehouse of Florida, LLC (2)	Delaware
The Chefs’ Warehouse Midwest, LLC (2)	Delaware
Michael’s Finer Meats Holdings, LLC (2)	Delaware
Michael’s Finer Meats, LLC (3)	Delaware

(1)	Dairyland HP LLC and Bel Canto Foods, LLC are wholly-owned by Dairyland USA Corporation, which is wholly-owned by The Chefs’ Warehouse, Inc.
(2)	The Chefs’ Warehouse Mid-Atlantic, LLC, The Chefs’ Warehouse West Coast, LLC,The Chefs’ Warehouse of Florida, LLC, The Chefs’ Warehouse Midwest, LLC and Michael’s Finer Meats Holdings, LLC are wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.
(3)	Michael’s Finer Meats, LLC is wholly-owned by Michael’s Finer Meats Holdings, LLC, which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.